Certain statements in this presentation constitute "forward-looking statements." When used in this presentation and in the prepared remarks during our July 29th conference call, as well as in response to the questions during the conference call, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to our third quarter 2010 guidance, including revenue, adjusted operating cash flow, net income (loss) and free cash flow, as well as information regarding covenant compliance and our strategic initiatives outlook, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the effects of economic conditions, including general financial conditions; the economic condition of the lodging industry, which can be particularly affected the financial conditions referenced above, as well as by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming availability, timeliness, quality and costs; technological developments by competitors; developmental costs, difficulties and delays; relationships with customers and property owners, in particular as we reduce capital investment; the availability of capital to finance growth; compliance with credit facility covenants; the impact of governmental regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. For any of the foregoing reasons, our guidance and our actual financial results may not meet our expectations. These forward-looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Focus on Free Cash Flow and Debt Reduction Free Cash Flow = $22.6 Million Up 56% from Q2'09 and 110% from Q2'08 Trailing Four Quarters = $81 Million Continued Conservative Operating Plan - Opex and Capex Flat to Recession Reduced Q2'09 - Revenue Challenge Continues re: Guest Entertainment Balance Sheet Strengthened Leverage Ratio Now at 3.44x (Net Debt) Below Lowest Covenant Level Strategic Initiatives Position for Future Revenue Growth Revenue Diversification: Solid Outlook for Hotel Services, Advertising & Healthcare HD Conversions: Poised to Accelerate with Hotel Purchases of HDTVs Envision: Connects Interactive TV Platform "to the Cloud" Second Quarter 2010 Highlights

$113.1 $122.0 Total Revenue Down 7.3% Increased Revenue from: Hotel Services Advertising Growth Initiatives Generate $47 Million (up to 42% of Total Revenue) Guest Entertainment Diversified Revenues Revenue Diversification ($ in millions)

Diversified Revenues - Up 7.3% Q/Q Hotel Services - Expanding HD Free-To-Guest Room Base Advertising Services - New Revenue from Channel Lease Program Guest Entertainment - Impacted by: Conservative Consumer Buying Patterns Fewer Hit Movie Titles Q2 Revenue Per Room Comparison

Gross Margin Expansion 44.4% 44.0% Improved Margins Guest Entertainment up 1.7ppt System Sales up 2.3ppt Advertising up 37.1ppt + 0.4ppt

Managing Operating Expenses ($ in millions) $22.9 $22.7 $28.4 Continued Tight Controls Down 19% from Q2 '08 Levels Maintaining Current Levels for Balance of 2010 - 19%

Profitability Metrics (in millions) * Adjusted Operating Cash Flow Definition - see slide 18 Adjusted Operating Cash Flow* $29.1 $31.7 $30.0 $28.0 $27.9 Consistent AOCF Steady Results Through Economic Downturn Maintaining Solid Operating Margins: 24.7% in Q2 '10

Profitability Metrics (in millions) Operating Income Up 30% Over Q2 '09 - Lower Depreciation & Amortization v $6.1 $3.3 $4.7 $(0.33) $(0.23) $(0.18) Operating Income Net Loss Per Common Share Net Loss Per Share Improved 22% over Q2 '09 - Lower Depreciation & Interest Expense + 85% + 45%

Increase in Free Cash Flow* ($ in millions) * Free Cash Flow Definition see slide 18 $14.5 $22.6 Free Cash Flow Up 56% Fewer New Room Installations Lower Per Room Investment Management of Working Capital Lower Interest Expense $10.8 + 109%

Free Cash Flow Analysis* ($ in millions except per share) Quarterly comparison * Free Cash Flow Definition see slide 18

Decreasing Debt Levels* ($ in millions) 4.20x 3.72x 3.44x * Debt, Net of Cash Net Debt & Leverage Ratio Net Debt Reduced by $21 Million in Q2 '10 Significant Free Cash Flow Applied to Debt Reduction Leverage Ratio of 3.44x

Reducing Leverage ($ in millions) Net Debt Beneath Lowest Covenant Level of 3.50x

Q3'10 Financial Guidance Reflects: Guest Entertainment Revenue Per Room -3% to -8% vs. Q3 '09 Revenue Diversification Delivers Strong Double Digit Sales Growth From: Healthcare Advertising System Sales Maintaining Current Operating Cost Structure * Free Cash Flow and Adjusted Operating Cash Flow Definitions - see slide 18

* Bank AOCF = AOCF adjusted for severance payments Q3'10 Financial Guidance LodgeNet Achieves Final Covenant Stepdown

2010 - 2011 Outlook Strategic Initiatives Position for Future Growth HDTV Continues to Outperform Analog Platforms Generating 50% Higher Revenues than Average Installed Room Near-Term Growth Limited by Tight Hotel Capex Budgets Other Strategic Initiatives Represent Solid Growth Prospects - Hotel Services: Increases to Come from HDTV and Broadband Upgrades - System Sales: Will Increase with Improved Hotel Results; International - Advertising Service: Solid Growth in H1'10; Continue with Improving Economy - Healthcare: On Track for Solid Revenue Growth in Second Half 2010 Envision: "Cloud Connected" Interactive Television Next Generation Platform Unveiled at Hotel Technology Show New Opportunities from Subscription and Transactional Revenues Initial Deployments to Begin in 2011

Envision Portfolio Cost effective - similar to current HD platform Robust, industry- leading features Most scalable and widely deployable option 1:1 marketing Rich Web media content Future-ready for converged networks Envision DV Envision IP 16

May require integration and subscription fees Wakeup App Hotel Integrated Apps Housekeeping Dining Tee Times Spa Local Area App Local Attractions Restaurant Res. eConcierge News, Weather, Sports App Hometown News App Flight Info App City Info App eConnect Group Event Channel Greeter App Group Event VOD eConference eBranding Hotel Reservation App eCommerce App Vacation Club App Info App Survey App Promo App Events Channel App eCompendium Advanced Applications 17

Reconciliation of Operating Income to Adjusted Operating Cash Flow Reconciliation of Free Cash Flow Cash from Operations Less: Cash Used for Investing Activities, including Growth-Related Capital Equals: Free Cash Flow